United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 6, 2005
Date of Report
(Date of earliest event reported)

1-11983
(Commission file number)

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	59-3359111
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

225 Water Street, Suite 1400, Jacksonville, FL	32202
(Address of Principal Executive Offices)	(Zip Code)

(904) 354-2482
(Registrant’s Telephone Number, Including Area Code)

www.fpic.com
(Registrant’s Internet Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

    On May 3, 2005, FPIC Insurance Group, Inc. (“FPIC”) entered into a Settlement Agreement (the “Agreement”), which settled certain matters that were in dispute in ongoing litigation between FPIC and its wholly-owned subsidiary, Anesthesiologists Professional Assurance Company (“APAC”), on the one hand, and the former manager of APAC, APA Management, Inc. (“APAM”), and certain individuals and entities affiliated with APAM, on the other hand. The Agreement became effective May 10, 2005 and all of the underlying litigation has been dismissed.

    The Agreement provides, among other things, for the commutations of the 1999 quota share reinsurance treaty between First Professionals Insurance Company, Inc. (“First Professionals”), a wholly-owned subsidiary of FPIC, and American Professional Assurance Limited (“APAL”), a Cayman Islands reinsurer and the parent company of APAM, and the 1998 and 1999 quota share reinsurance treaties between APAC and APAL. As a result of the settlement, FPIC has commuted all of its quota share reinsurance with APAL, which had been terminated and placed in run-off in 2003.

    First Professionals and APAC also entered into a Notice of and Supplement to Commutation with APAL effective May 10, 2005, which describes the terms of commutation. A copy of such Notice of and Supplement to Commutation is attached hereto as Exhibit 10(iiii) and is filed as a part of this Form 8-K.

    The Agreement also resolved matters that were in dispute in ongoing litigation among the parties relating to prior insurance management services provided to APAC by APAM and prior consulting services provided to APAC by Consulting Group of APA, Inc. (“CGA”), an affiliate of APAM and APAL. As previously reported, insurance management services provided to APAC by APAM and consulting services provided to APAC by CGA terminated in 2003. At that time, FPIC integrated the management of its insurance segment under a unified senior management team and began operating from a centralized platform located in Jacksonville, Florida.

    As a part of the overall settlement, FPIC fully divested its approximately 9.8% ownership interest in APAL. As reported, FPIC had previously written off its investment in APAL during 2004 and 2003. For additional information regarding FPIC’s investment in APAL, see FPIC’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the United States Securities and Exchange Commission on March 15, 2005.

    FPIC, through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers and a provider of insurance management services to other insurance companies.

Item 9.01. Financial Statements and Exhibits.

   The following exhibits are being filed in accordance with the provisions of Item 601 of Regulation S-K.

(c)  Exhibits

   Exhibit Number           Description of Exhibits

   10(iiii)             Notice of and Supplement to Commutation effective May 10, 2005 by and between
             First Professionals Insurance Company, Inc., Anesthesiologists Professional Assurance Company and
                   American Professional Assurance Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPIC Insurance Group, Inc.
(Registrant)

Date: June 7, 2005	By:	/s/ John R. Byers
John R. Byers
President and Chief Executive Officer